Exhibit 10.16

Working Capital Loan Contract

Contract Number: JN150310120170034

Borrower (Party A): Yantai Jinzheng Environmental Technology Co., Ltd.

Address: RuiDa Road, LaiShan District, Yantai

Zip Code: 264000	Legal Representative: Li Yuebiao
Phone: 6264171	Fax: 6264177

Bank of Deposit of Basic Account: Bank of Communications, XingFu Sub-branch

Creditor (Party B): Hua Xia Bank, Xing Fu Sub-branch, Yantai

Address: No. 86, XingFu Road.

Zip Code: 264000

Legal Representative (Person In-Charge): Zhang Yongming

Phone: 6857151	Fax: 687151

In accordance with the relevant laws and regulations of the PRC, the Parties hereby enter into this contract after negotiation based on the principal of equity.

Article 1 Type of Loan

1.1      The loan under this contract is working capital loan.

Article 2 Amount of Loan and Currency

2.1      The currency of the loan under this contract is RMB.

2.2      The amount of the loan under this contract is (in word): Ten Million Yuan Only.

Article 3 Purpose of Loan

3.1      The loan hereunder shall be used for the purpose mentioned and approved in Application for Withdrawal of Working Capital Loan(hereafter “Withdrawal Application”, of which a form is attached herein) only. Party A shall not change the purpose of the loan hereunder without the written consent of Party B.

Article 4 Term of Loan

4.1      The term of the loan hereunder is one year, from June 28, 2017 to June 28, 2018.

4.2      Party A shall collect the loan in one time on June 28, 2017. Party A shall submit withdrawal application at least one working day in advance to get the approval of Party B.

4.3      Party A choose to repay loan principal in one time on June 28, 2018.

4.4      The practical withdrawal and repayment date shall be the date stated on the indebtedness certificate under this contract. The indebtedness certificate, withdrawal form or any other attachment approved by both parties is the integral part of the contract. In case of any discrepancy between indebtedness certificate and withdrawal form, the indebtedness certificate shall prevail.

Article 5 Interest Rate of the Loan

5.1     The interest rate under this contract is 5.655% per annum. If the benchmark interest rate of the corresponding grade of the People’s Bank of China is adjusted before the actual release date of the loan, the interest rate under this contract shall be conducted subject to the adjustment as specified in 5.5 hereunder.

5.2     The interest rate of the loan will be accrued effective from the actual withdrawal date. Interest Amount = Actual loan balance X actual days in interest accrual period X annual interest rate /360(days)

5.3     The interest of loan hereunder shall settle on a monthly (monthly/quarterly) basis. The interest payment day is the 20th of each month. The interest shall be paid up upon maturity of loan.

5.4     If the benchmark interest rate of the corresponding grade of the People’s Bank of China is adjusted after the actual release date of the loan, the monthly interest shall be adjusted by month based on the interest rate of this Contract. The adjusted loan interest rate shall be applied on the next day of the first interest payment date after adjustment.

5.5     The interest rate of the contract is calculated at 30 % upwards from the benchmark interest rate of the corresponding grade of the People’s Bank of China as specified in 5.1 and 5.4 terms.

5.6      When the loan interest rate changes, the penalty interest rate under this Contract automatically changes accordingly, and shall be applied at the same time as the loan interest rate, calculated on a multi-stage basis.

5.7      Party B shall not need approval by Party A for the adjustment in accordance with the aforesaid sections.

Article 6 Withdrawal of Loan

6.1     Party A shall satisfy the following conditions before the withdrawal:

6.1.1   Borrow has satisfied all necessary government approval, permit, license and other legal formalities and other formalities, and such approval, permit or registration remains effective.

6.1.2   All related documents required by party B

6.1.3   Right of guarantee has been effectively set up, this Contract together with the corresponding guarantee contract (if any) have been signed and remain effective.

6.1.4   Party A does not breach this contract.

6.1.5   All declarations and guarantees shall be authentic, correct and effective before the withdrawal date;

6.1.6   No significant adverse change has happened to Borrower’s operation and financial status before the withdrawal date.

6.2     After satisfying the above conditions, Party A shall make withdrawal in accordance with this contract, and sign the indebtedness certificate, which is an integral part of this contract.

6.3     if the Borrower fails to fulfill the drawing procedure, Party B has the right to cancel or release the loan . Party A shall submit all related documents when conditions are satisfied.

Article 7 Advance and Payment of Loan

7.1      Method: Payment by the Party B in a fiduciary capacity

7.2      Not applicable.

7.3      The Method means Party B shall pay the Loan via Party A’s account in accordance with party A’s Withdrawal Application form and declaration of intention in the form, then directly to Party A’s third-party payee who shall use such loan in compliance with this contract, after Party B reviews whether the information like payment object (third-party payor), and payment amount in the payment application is consistent with relevant documents provided by Party A.

7.4      Not applicable.

7.5      Not applicable.

7.6      Party A shall provide the third-party payor party information, supporting documents about the purpose of loan requested from Party B. Party B shall not be responsible for termination or suspension of the payment due to untruthfulness, inaccuracy, incompleteness and ineffectiveness of the abovementioned documents.

7.7      Party A shall not use the loan the pay the relevant fees to its brokerage firm or to third-party payees that are affiliated with Party A and not conform to the purpose of the loan.

Article 8 Payment Monitoring

8.1      Party A’s capital return account designated by Party B has been identified.

8.2      Party B has right to manage and monitor the capital return account. Party A shall provide information about the capital return account on time.

8.3      Upon credit and financing status of Party A, Party B has right to negotiate and sign account management agreement with Party A, to specify the management of the designated account.

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Article 9 Repayment of Loan

9.1      Party A shall repay the loan hereunder with the capital from the sources, including but not limited: sales income. No provisions any in other contracts in which Party A is a party shall effect Party A’s repayment obligation under the contract.

9.2      Party A shall repay the due amount (interest or principal) before the end of the business time on the repayment date of the specified account which Party A opened with Party B. If the repayment date falls on a legal holiday, it shall be rescheduled for the next working day.

9.3      Party B has right to directly deduct any unpaid amounts from Party A’s accounts set up in Party B.

9.4      payments shall be made based on following order: expenses to realize the creditor’s right and guarantee rights, damage remedy, breaching penalty, compound interest, overdue interest and interest penalty, interest, principal. Party B has right to change the order.

9.5      Party A shall not repay the Loan in advance without written consent of Party B. Party A shall notify Party B 10 working days earlier and Party B will accrue the interest based on agreed rate and actual loan days.

Article 10 Security

10.1    The security method of the loan here under: Guarantee

10.2    Party A shall be obliged to actively assist Party B and procure Party B to enter into the security contract (No: YT03(Gaobao)20170008 ) with the guarantor Yantai Runtai Medical Co., Ltd.), to specify the maximum guarantee amount under the contract.

Article 11 Financial agreement

Within the effective period of this contract, Party A shall follow the financial index agreement as follows.

NO CONTENTS.

Article 12 Statements and Warranties of Party A

Party A makes the following statements and warranties to Party B.

12.1    Party A is an independent legal entity who possesses all of the necessary rights and abilities and is able to perform the obligations under this Contract in its own name and independently assume civil liability.

12.2    Party A is entitled to sign this Contract and has completed all authorizations and approvals from the shareholders, board of directors and other authorities necessary for the signing of the Contract and performing the obligations here-under.

12.3    The signing and performance of the Contract will not be in violation of the law (the law referred to herein includes laws, rules, regulations, local laws, and judicial interpretation etc., same hereunder), relevant documents of competent authorities, judgments, rulings which should be observed by Party A and are not in conflict with any article in any association, contract, agreement signed by Party A, or any other obligation undertaken by Party A.

12.4    Party A is in strict compliance with the policy of honesty and integrity in the course of signing and performance of the Contract, all the information and documents supplied to Party B by Party A are true, valid, accurate and complete.

12.5    Party A produces and operates in compliance with laws and regulations, and has the ability to operate sustainably, and have a legitimate source of repayment. Senior management of the Borrower has no illicit record.

Article 13 Rights and Obligations of Party A

13.1    Party A has the right to withdraw and use the loan in accordance with the terms and purpose as specified in the Contract.

13.2    Party A shall set up settlement account upon Party B’ designation and accept Party B’s investigation and supervision over the use of loan under the Contract.

13.3    Party A shall apply the loan in accordance with this Contract, and shall not apply the loan for other purposes, or use such loan for fixed asset investment, equity investment or in any other industry or for any other purpose prohibited by the State.

13.4    Party A shall comply with the practices and policies of operations of Party B and the loan business, including but not limited to cooperating with Party B in loan payment management and monitoring the use of the loan and the operation of Party A , and shall provide all the financial statements, loan application records and materials, affiliates and transaction information of such affiliates and other materials and information as required by Party B. Party A shall ensure that all such documents, materials and information are true, complete and accurate.

13.5    Party A shall repay principal and interest of the loan hereunder as stipulated in the Contract.

13.6    In case of contracting, lease, joint stock restructuring, joint operation, merger, acquisition joint venture, division, decrease of registered capital, changes in equity, major assets transfer and other activities that that may impair Party’s right and interest, Party A shall notify Party B in a written form at least thirty days in advance and obtain the written consent of Party B. Otherwise, Party A shall not undertake the above activities until all the debts are discharged.

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13.7    In case of going out of business, dissolution, cessation of production for rectification, cancellation or revocation of business license, Party A shall notify Party B within 3 days in writing and ensure the ability to repay the principal and interest immediately.

13.8    In case of any circumstances, which threaten the normal operation and seriously affect the obligation of repayment under this contract, including but limited to material economic disputes, bankruptcy, deteriorated financial position, Party A shall notify Party B in writing within 3 days.

13.9    Party A shall inform Party B of any change of its domicile, corresponding address, business scope, legal representative, and other industrial and commercial registration within 7 days after the change.

13.10   Before repayment of the principal and interest under this Contract, Party A shall not sell specified assets, prepay other long-term debts and provide extra guarantee for third parties without Party B’s consent, which causes any significant adverse effect on its economic and financial status, or on its ability of performance of this contract.

13.11   Party A cannot sign any contract that has significant adverse effect on this Contract;

13.12   Guarantor violates any of its obligations or statements; Party A shall supply a new guarantee immediately for Party B’s approval or prepay the loan.

13.13   Party A shall sign for the notice letter or documents posted by Party B in a timely manner.

13.14   Party A shall strengthen environmental and social risks management, accept the supervision and inspection of the third party recognized by Party B, and submit the related reports upon Party B’s requirement.

Article 14 Rights and Obligations of Party B

14.1    to ask Party A to provide all the relevant materials;

14.2    to supervise and examine the use of the loan and be informed of the operation and financial status of Party A.

14.3    to ask Party A set up settlement account and supervise this account in accordance with the Contract.

14.4    to protect its creditor’s right.

14.5    to alter conditions and method of loan payment, or stop advancing and payment and unilaterally declare early maturity of all the principal of the advanced loan hereunder, and require Party A to immediately repay all the principal of the due loan and settle the interest.

14.6    to recover the loan in advance in its own discretion according to the situation of capital recovery of party A, and exercise other rights hereunder or provided by law.

14.7    to grant loan to Party A on time and in full as specified in the Contract.

14.8    to keep confidential the materials provided by Party A concerning information of liabilities, finance, production, and operation, unless otherwise required by the contract and laws and regulations.

14.9    Within the validity of the contract, Party A shall issue notice of any address changes in a timely manner.

Article 15 Breach of Contract

15.1    Both Parties hereto shall fulfill the obligations as specified in the contract after the contract goes into effect. Any party who fails to fulfill the obligations hereunder shall bear the liabilities of breach of contract.

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15.2    Should Party A fail to apply for or withdraw the loan or the guarantor fails to complete related procedures exceeding 30 days (including holidays) as stipulated in this Contract, Party B has the right to terminate the contract and recover all principal and interest under the loan.

15.3    Should Party A fail to repay the principal and interest under the contract on time, Party B has the right to request for repayment within a specified time. Party B will collect an additional 50% on the original interest rate in this Contract as a penalty interest rate, calculated as overdue interest.

15.4    Should Party A fail to use the loan for the purpose as stipulated in the contract, Party B has the right to cease to issue the loan, reclaim part of or all loan proceeds or terminate the contract. In addition, Party B will collect an additional 100% on the original interest rate in this contract as a penalty interest rate, calculated as penalty interest and compound interest from the date of breach.

15.5    Should Party A fail to use the loan for the purpose as stipulated in the contract, Party B has the right to claim overdue interest, interest penalty and compound interest on monthly basis.

15.6    Should Party A fails to repay the principal or pay the interest of the loan in the full amount and on time, it shall bear the fees for collecting overdue payments, litigation (or arbitration), including attorney’s fees, or any other reasonable fees for recovering the loan.

15.7    Should Party B fail to release loan within 7 working days after Party A fulfills all drawing conditions and submits the withdrawal application, Party A has right to charge penalty as specified in 15.3 this Contract.

Article 16 Early Recovery of Loan

This Contract shall terminate in advance when any of the following events occurs:

16.1    Party A fails to repay the principal or pay the interest of the loan in the full amount and on time, or fails to use the loan for the purposes provided herein.

16.2    Party A fails to use the loan in the payment method stipulated in the Contract.

16.3    Party A fails to fulfill the financial index.

16.4    Party A fails to withdraw and use the loan in the agreed ways.

16.5    Party A violates the contract by evading the payment of Party B in a fiduciary capacity.

16.6    Party A provides false financial statements or other loan documents.

16.7    Party A refuses Party B’s supervision over the use of loan and relative production, operation and financial activities.

16.8    Party A engages in equity investment with the loan.

16.9    Party A uses the loan in securities, futures, real estate, to engage in speculative business or engage in, illegal transactions.

16.10  Party A obtains the loan for lending to seek illegal income.

16.11  Party A uses fraud to obtain the loan.

16.12  Uses false documents to obtain the bank funds.

16.13  Uses fraudulent transfers to try and avoid its debt.

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16.14  Party A signing any contract or agreement, or to unilaterally make promises or guarantees with others (including Party B in this contract), which causes a breach of the loan.

16.15  Important changes of Party A in its internal organization and legal status, including but not limited to: contracting, leasing, joint operation, external investment, shareholding, merging (acquisition), joint venture (cooperation), division, share transfer, practical increase in debt financing, subsidiary set up, transfer of property rights, reduction in registered capital, stoppage of operation, dissolution, file a petition for bankruptcy, reformation and other actions, and such changes do not receive the written consent of Party B and Party A can not ensure the ability to repay the loan or provide new guarantees requested by Party B.

16.16  Major economic disputes, deteriorated financial situation, which may seriously affect or endanger the exercise of Party B’s rights; any other event that may endanger or cause serious losses to the execution of the creditor’s rights under the contract.

16.17  Going out of business, dissolution, cessation of production for rectification, cancellation or revocation of business license

16.18  Any other event that may endanger or cause serious losses to the exercise of the creditor’s rights under the contract.

Article 17 Validity of Contract

17.1    The Contract shall come into effect on signing date of both parties.

Article 18 Transfer and modification of Contract

18.1    Party A agrees that, during the validity of the contract, Party B could transfer the debt partially or completely to a third party.

18.2    After the commencement of the contract, if Party A transfers all or part of the debts under the contract to a third party, it should provide written documents of agreement and guarantee obligations or provide new guarantees approved by Party B.

18.3    After the contract takes effect, any party shall not modify or terminate the contract unless otherwise specified in the contract. The modification or termination of the contract, if required, shall be subject to the written agreement of both parties hereto through consultation.

18.4    In case Party A wants to extend the loan, it shall submit written application for Party B’s approval. The term of loan shall not be extended until Party B agrees to extend the Loan after inspection and they execute an agreement for extension. The loan contract shall remain in force before the parties hereto execute the extension agreement.

Article 19 Confidentiality

Both Parties shall keep confidential all the trade secrets and other information and materials marked as confidential in writing, unless required to be disclosed by the applicable laws and regulations or listing rules and judicial authorities or government authorities. Above information is not allowed to disclose to any third party without other party’s consent.

Article 20 Applicable Laws and Dispute Resolution

20.1    The Laws of the People’s Republic of China are applicable to this contract.

20.2    Any dispute arising from execution of the contract shall be firstly settled by both parties hereto through consultation. In case no settlement can be reached through consultation, the disputes shall be submitted to People’s Court where Party B is located for litigation.

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Article 21 Notices and delivery

Should Party A fails to notify Party B in writing in time on any changes of the information shown in the first page of this contract (including Party A’s legal name, address and telephone number), the notice and all documents, which Party B sends out to Party A shall be deemed as served on the date of delivery.

Article 22 Supplementary Provisions

22.1    Should Both Parties signed Maximum Financing Contract (No. YT03 (RongZi) 20170008), this contract will be the practical business contract under the Maximum Financing Contract.

22.2    According to relevant laws and regulations, Party A authorizes Party B to supply information in this contract to Credit Database of People’s Bank or any other credit database legally established, in order to let appropriate persons obtain relevant information by researching the databases. Party A authorizes Party B to obtain relevant information about Party A by researching the credit databases, in order to enter into and perform this contract.

22.3    Should one Party modify the contract based on applicable laws and stipulations, the other party shall coordinate and agree. Otherwise, unreleased loan proceeds will be suspended.

22.4    Other agreed matters

1.   Quotations for agreed products (including pricing, revenue and expenses) include VAT prices.

2.   If two tax rates are involved in the contract, the products will be calculated separately.

22.5    The contract is made in triplicate with the equal legal effect, with one for Party A and two for Party B.

22.6    Any appendices under this Contract are an integral part of this contract and has the same legal effect as the main text.

22.7   Both parties have no disagreement towards any of the provisions herein and have an accurate understanding of the legal implications of the provisions with respect to the rights and obligations, restrictions of responsibility or release provisions of the subject persons.

(No context followed)

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Signing page (no main text)

Party A: Yantai Jinzheng Eco-Technology Co. Lt (Seal)

Legal Representative
(or Duly Authorized Representative)	/s/ Li Yuebiao (Signature)

Date: June 28, 2017

Party B: Hua Xia Bank Co., Ltd., Yantai, XingFu Branch (Seal)

Legal Representative / Person in Charge
(or Duly Authorized Representative)	Zhang Yongming (Signature or Seal)

Date: June 28, 2017

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